EXHIBIT 99.1

REDBACK NETWORKS INC. ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR REVENUE AND PRO FORMA NET INCOME

Q4 2000 Pro Forma Net Income Up 143% and Revenue Increases 42% From Prior Quarter

SUNNYVALE, Calif., January 17, 2001 — Redback Networks, Inc., (Nasdaq:RBAK), a leading provider of advanced networking solutions, today reported record revenue for the quarter ended December 31, 2000, as well as a profit of $.05 per share diluted on a pro forma basis.

Net revenues for the fourth quarter of 2000 were $114.6 million, compared with $26.1 million for the same period in the prior year, an increase of 339 percent. Pro forma net income for the fourth quarter of 2000 was $7.8 million or $0.05 per share diluted, which excludes acquisition-related and stock compensation charges. This compares to the fourth quarter of 1999 pro forma net income of $2 million or $0.02 per share diluted. Before pro forma adjustments, net loss for the fourth quarter of 2000 was $327.6 million or $(2.47) per share compared to net income of $1.2 million or $.01 per share diluted for the same period in the prior year.

For fiscal year 2000, net revenues were $278.0 million, an increase of 333 percent from the $64.3 million posted in 1999. Pro forma net income for the fiscal year was $6.8 million or $0.04 per share diluted, which excludes acquisition-related and stock compensation charges. Before pro forma adjustments, net loss for fiscal 2000 was $1.0 billion or $(8.68) per share compared to net loss of $7.9 million or $(0.15) per share for the prior year.

“Redback continued to achieve key objectives during the fourth quarter of 2000,” said Vivek Ragavan, chief executive officer and president of Redback. “From a financial perspective, we delivered another profitable quarter with record revenue and net income. Equally important was the strong global demand for both our next generation products, the SMS™ 10000 and SmartEdge™ 800, as well as our industry-standard SMS 500 and SMS 1800 subscriber management systems. We continue to consolidate our market position as a leading vendor of broadband subscriber management systems and next-generation metro optical solutions.”

During the quarter, the company expanded its global presence with new distribution agreements in Europe and Asia. International revenue grew 121 percent sequentially, reflecting design wins at Korea Telecom and Belgacom S.A., among others. “The international markets are in the early phases of implementing their broadband access strategies,” remarked Ragavan. “With global customer base and growing international presence, our strong cash position and powerful product portfolio, we begin 2001 well positioned to capitalize on the coming migration to next generation broadband and metro optical networks.”

About Redback Networks, Inc.

Founded in 1996 and headquartered in Sunnyvale, Calif., Redback Networks Inc., is a leading provider of advanced networking solutions that enable carriers, cable operators, and service providers to rapidly deploy broadband access and services. The market-leading Redback® Subscriber Management Systems (SMS) connect and manage large numbers of subscribers using any of the major broadband access technologies such as Digital Subscriber Line (DSL), cable, and wireless. To deliver integrated transport solutions for metropolitan optical networks, Redback’s SmartEdge multi-service platforms leverage powerful advances in application-specific integrated circuit, IP, and optical technology. The Redback Service Management Family of products allows service providers to easily publish, activate and manage IP services and allows their customers to subscribe to these services on demand. With this product portfolio, Redback Networks is the first equipment supplier focused exclusively on developing integrated solutions for the New Access Network.

# # #

Redback is a U.S. Registered Trademark; Subscriber Management System and SmartEdge are Trademarks of Redback Networks, Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks’ expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales to customers, the migration of service providers and carriers to next-generation products, customers expanding their broadband strategies and growth in the adoption of IP services. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks’ business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent Annual Report on Form 10-K and quarterly report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

REDBACK NETWORKS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended

	December 31, 2000	December 31, 1999	December 31, 2000	December 31, 1999

Net revenues	$114,561	$26,080	$278,010	$64,274
Cost of revenues	52,387	7,143	106,485	18,665

Gross margin	62,174	18,937	171,525	45,609

Operating expenses:
Research and development	28,166	6,868	86,727	21,125
Selling, general and administrative	28,730	10,914	82,394	30,208

Total operating expenses	56,896	17,782	169,121	51,333

Pro forma income (loss) from operations excluding acquisition-related and stock compensation charges	5,278	1,155	2,404	(5,724)

Other income, net	2,565	849	4,434	1,838

Pro forma income (loss) excluding acquisition- related and stock compensation charges	7,843	2,004	6,838	(3,886)

Pro forma basic net income (loss) per share	$0.06	$0.03	$0.06	$(0.07)

Pro forma diluted net income (loss) per share	$0.05	$0.02	$0.04	$(0.07)

Shares used in computing pro forma basic net income (loss) per share	132,745	76,640	116,019	53,388

Shares used in computing pro forma diluted net income (loss) per share	165,401	101,624	153,135	53,388

______________

Note 1:	The above pro forma condensed consolidated statements of operations is not a presentation in accordance with generally accepted accounting principles as it excludes the effects of the following (in thousands):

During the three and twelve months ended December 31, 2000, amortization of developed technology related to cost of revenues was $2,256 and $4,231, respectively, as a result of the merger with Siara Systems, Inc. and acquisition of Abatis Systems.

During the three and twelve months ended December 31, 2000, amortization of deferred stock compensation related to operating expenses was $18,393 and $24,277, respectively. During the three and twelve months ended December 31, 1999, amortization of deferred stock compensation related to operating expenses was $763 and $4,033, respectively.

During the three and twelve months ended December 31, 2000, amortization of intangible assets totaling $314,748 and $945,475, respectively, as a result of the merger with Siara Systems, Inc. and acquisition of Abatis Systems.

During the twelve months ended December 31, 2000, in-process research and development was $40,400 of which $25,100 resulted from the Abatis acquisition and $15,300 resulted from the merger with Siara Systems, Inc.

Note 2:	The above share and per share data reflect the Company's 2-for-1 stock split effective April 3, 2000.

REDBACK NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended

	December 31, 2000	December 31, 1999	December 31, 2000	December 31, 1999

Net revenues	$114,561	$26,080	$278,010	$64,274
Cost of revenues	54,643	7,143	110,716	18,665

Gross margin	59,918	18,937	167,294	45,609

Operating expenses:
Research and development	28,166	6,868	86,727	21,125
Selling, general and administrative	28,730	10,914	82,394	30,208
Amortization of intangible assets	314,748	—	945,475	—
In-process research and development	—	—	40,400	—
Amortization of deferred stock compensation	18,393	763	24,277	4,033

Total operating expenses	390,037	18,545	1,179,273	55,366

Loss from operations	(330,119)	392	(1,011,979)	(9,757)

Other income, net	2,565	849	4,434	1,838

Net income (loss)	$(327,554)	$1,241	$(1,007,545)	$(7,919)

Basic net income (loss) per share	$(2.47)	$0.02	$(8.68)	$(0.15)

Diluted net income (loss) per share	$(2.47)	$0.01	$(8.68)	$(0.15)

Shares used in computing basic net income (loss) per share	132,745	76,640	116,019	53,388

Shares used in computing diluted net income (loss) per share	132,745	101,624	116,019	53,388

______________

Note:	The above share and per share data reflect the Company's 2-for-1 stock split effective April 3, 2000.

REDBACK NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2000	December 31, 1999

ASSETS
Current assets:
Cash, cash equivalents and investments in marketable debt securities	$433,669	$56,960
Accounts receivable, net	96,377	15,429
Inventories	17,207	3,960
Other current assets	23,754	1,374

Total current assets	571,007	77,723

Property and equipment, net	73,677	10,150

Other long-term assets	34,688	6,957
Goodwill and other intangibles	4,091,152	—

Total assets	$4,770,524	$94,830

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Debt, current	$3,740	$878
Accounts payable and accrued liabilities	101,500	17,102
Deferred revenue	11,080	9,945

Total current liabilities	116,320	27,925

Convertible subordinated notes, capital lease obligations and other notes payable, less current portion	505,057	1,012

Stockholders' equity	4,149,147	65,893

Total liabilities and stockholders' equity	$4,770,524	$94,830